Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS REPORTS THIRD QUARTER RESULTS

COMPANY ANNOUNCES PLAN TO CLOSE CANADIAN OPERATIONS

COMPANY UPDATES FISCAL 2013 GUIDANCE

COLUMBUS, Ohio, December 5, 2013 -- Big Lots, Inc. (NYSE: BIG) today reported a consolidated loss from continuing operations of $9.5 million, or $0.17 per diluted share, for the third quarter of fiscal 2013 ended November 2, 2013, which compares to a consolidated loss from continuing operations of $6.0 million, or $0.10 per diluted share, for the third quarter of fiscal 2012. This year’s result includes an after tax gain on the sale of real estate of $2.2 million, or $0.04 per diluted share, and an after tax loss for our wholesale operations of $2.6 million, or $0.05 per diluted share. Consolidated net sales for the third quarter of fiscal 2013 increased 1.6% to $1,152.4 million, compared to consolidated net sales of $1,134.2 million for the same period of fiscal 2012. Consolidated comparable store sales decreased 2.5%.

As a reminder, we recently announced our intention to close our wholesale operations in the fourth quarter of this fiscal year, at which time it will be treated as discontinued operations. Excluding the real estate gain and wholesale loss, our third quarter adjusted consolidated loss from continuing operations totaled $9.1 million, or $0.16 per diluted share (non-GAAP), which compares to last year’s third quarter adjusted consolidated loss from continuing operations of $6.2 million, or $0.11 per diluted share (non-GAAP). Adjusted consolidated net sales for the third quarter of fiscal 2013 increased 1.6% to $1,143.2 million (non-GAAP), compared to adjusted consolidated net sales of $1,124.9 million (non-GAAP) for the same period of fiscal 2012. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

For the year-to-date period ended November 2, 2013, income from continuing operations totaled $40.9 million, or $0.71 per diluted share, compared to income from continuing operations of $56.9 million, or $0.93 per diluted share, for the same period last year. Excluding the after tax gain on the sale of real estate noted above, the after tax year-to-date loss for our wholesale operations of $2.8 million, or $0.05 per diluted share, and the after tax non-recurring store-related legal settlement activity of $2.8 million, or $0.05 per diluted share, incurred in the second quarter of fiscal 2013, adjusted consolidated income from continuing operations for the year-to-date period ended November 2, 2013 totaled $44.4 million, or $0.77 per diluted share (non-GAAP). This result compared to adjusted consolidated income from continuing operations of $60.2 million, or $0.98 per diluted share (non-GAAP), for the same period in fiscal 2012.

	EPS From Continuing Operations (1)

	Q3 2013	Q3 2012	YTD 2013	YTD 2012

U.S. Operations	($0.08)	($0.03)	$0.94	$1.15
Impact of wholesale operations	$0.05	($0.00)	$0.05	($0.00)
Impact of real estate sale	($0.04)	—	($0.04)	—
Impact of other non-recurring charges	—	—	$0.05	$0.06

U.S. Operations - adjusted basis	($0.07)	($0.03)	$0.99	$1.20
Canadian Operations	($0.09)	($0.07)	($0.23)	($0.22)

Consolidated Operations - adjusted basis	($0.16)	($0.11)	$0.77	$0.98

(1) Non-GAAP. See detailed segment reporting below.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

THIRD QUARTER HIGHLIGHTS

•
Adjusted consolidated loss from continuing operations of $0.16 per diluted share (non-GAAP), compared to adjusted consolidated loss from continuing operations of $0.11 per diluted share (non-GAAP) last year

•	Adjusted consolidated net sales of $1.143 billion (non-GAAP), an increase of 1.6% compared to last year

•	Opened 25 stores in the U.S.

Third Quarter Results

U.S. Operations

Adjusted net sales for U.S. operations for the third quarter of fiscal 2013, which excludes our wholesale operations, increased 1.8% to $1,104.9 million (non-GAAP), compared to adjusted net sales of $1,085.9 million (non-GAAP) for the same period of fiscal 2012. Comparable store sales for U.S. stores open at least fifteen months decreased 2.5% for the quarter. Adjusted loss from continuing U.S. operations totaled $4.1 million, or $0.07 per diluted share (non-GAAP), compared to an adjusted loss from continuing U.S. operations of $1.9 million, or $0.03 per diluted share (non-GAAP), for the same period of fiscal 2012.

Canadian Operations

Net sales for Canadian operations for the third quarter of fiscal 2013 decreased 1.9% to $38.3 million, and comparable stores sales decreased 0.9%. For the third quarter of fiscal 2013, we incurred a net loss of $5.0 million, or $0.09 per diluted share (non-GAAP), compared to a net loss of $4.3 million, or $0.07 per diluted share (non-GAAP) for the same period of fiscal 2012.

	Comparable Store Sales		Store Count

	Q3 2013	Q3 2012	Q3 2013	Q3 2012

U.S. Operations	-2.5%	-4.6%	1,525	1,482

Canadian Operations (1)	-0.9%	na	78	79

Consolidated Operations	-2.5%	-4.6%	1,603	1,561

(1) Comparable store sales for Canada for fiscal 2012 do not qualify under our calculation due to an acquisition date of July 2011.

Inventory and Cash Management

On a consolidated basis, inventory ended the third quarter of fiscal 2013 at $1,238 million, compared to $1,191 million for the third quarter of fiscal 2012. The growth in inventory was driven by an increase in U.S. store count, and a 2% increase in inventory per store in our U.S. stores.

We ended the third quarter of fiscal 2013 with $68 million of cash and cash equivalents and $324 million of borrowings under our credit facility, compared to $66 million of cash and cash equivalents and $463 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2012. Our use of cash generated by our U.S. operations during the last 12 months was focused on repaying debt and funding our Canadian operations.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

PLAN TO CLOSE CANADIAN OPERATIONS

As our new management team develops a comprehensive, long-range strategic plan, we have been conducting a detailed evaluation of our current operations and business prospects. As part of this evaluation and after careful exploration of available options, we have decided to exit the unprofitable Canadian market, where we currently operate 73 stores under the Liquidation World or LW brand names, 5 stores under the Big Lots brand name, 2 distribution centers, and an office. We intend to begin an orderly wind-down process immediately and expect that principal operations will cease during the first quarter of fiscal 2014.

We acquired a struggling Canadian business in July 2011 with the intention of revitalizing it and using it as the base for bringing extreme value merchandising and the Big Lots brand to customers in Canada. Over the last two years, we have invested in this business and our team in Canada has worked diligently to turn it around. However, we have not been able to gain the necessary traction in the Canadian marketplace that had originally been anticipated and believe that the significant further capital investments and execution risk associated with continuing to pursue a turnaround would not be in the best interests of our company and shareholders. While the strategic and financial rationale supporting this decision is clear, we regret the impact that the closings will have on our associates, our customers and the communities in Canada where our stores, distribution centers, and office are located. We are committed to exiting our operations in a thoughtful and deliberate manner in order to minimize disruption for our associates and customers.

Our new management team remains focused on identifying the best opportunities in the U.S. to serve our target customer in a manner that brings value to our customers, shareholders and associates. The strategic decision to exit Canada will enable us to focus our resources on introducing e-commerce and omnichannel capabilities, rolling out coolers and freezers to our chain of stores, launching a furniture financing program, significantly realigning our merchandising organization, and moving swiftly to implement our “edit to amplify” merchandising strategy. These bold steps forward all possess the singularly focused goal of strengthening the Big Lots brand and reinvigorating our U.S. business.

Looking forward, we expect to cease operations of our distribution centers in the fourth quarter of fiscal 2013, and we expect to cease operations of our stores in the first quarter of fiscal 2014.

For the fourth quarter of fiscal 2013, we anticipate a loss from Canadian operations in the range of $38 to $43 million, or $0.65 to $0.75 per diluted share. This estimate includes a charge in the range of $32 to $34 million, related to severance, lease liabilities, and asset impairment (inventory, fixed assets, and goodwill). For the full year of fiscal 2013, we anticipate a loss from operations in the range of $52 to $57 million, or $0.90 to $0.98 per diluted share.

Given we expect to close all store locations during the first quarter of fiscal 2014, we plan to begin reporting our Canadian business as discontinued operations beginning at that time. For the first quarter of fiscal 2014, we anticipate a loss from discontinued operations in the range of $44 to $47 million, or $0.75 to $0.80 per diluted share.

Our estimates for our Canadian business performance exclude any potential income tax effect, and have been factored into our revised company outlook for fiscal 2013.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2013 OUTLOOK

•
Updates Q4 guidance for adjusted income from continuing U.S. operations of $1.40 to $1.55 per diluted share (non-GAAP) versus adjusted income from continuing U.S. operations of $2.08 per diluted share (non-GAAP) for fiscal 2012

•
Updates fiscal 2013 annual guidance for adjusted income from continuing U.S. operations to $2.40 to $2.55 per diluted share (non-GAAP) versus adjusted income from continuing U.S. operations of $3.21 per diluted share (non-GAAP) for fiscal 2012

•	Updates cash flow guidance to $120 million

We update our guidance for fourth quarter fiscal 2013 adjusted income from continuing U.S. operations to be in the range of $1.40 to $1.55 per diluted share (non-GAAP). This guidance assumes U.S. comparable store sales decline in the range of low to mid single digits and total U.S. sales decrease in the range of 6 to 8%. As a reminder, fourth quarter of fiscal 2013 includes 13 weeks of operations, compared to 14 weeks in last year’s fourth quarter results.

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2013, we update our guidance for fiscal 2013 adjusted income from continuing U.S. operations to be in the range of $2.40 to $2.55 per diluted share (non-GAAP). This guidance assumes U.S. comparable store sales decline 2% to 3% and a total U.S. sales decrease in the range of 1% to 2%. In addition, we update our cash flow guidance to approximately $120 million. As a reminder, fiscal 2013 includes 52 weeks of operations, compared to 53 weeks last year.

EPS from Continuing Operations (non-GAAP)	Q4		Full Year

	2013 Guidance	2012	2013 Guidance	2012

U.S. Operations	$1.40 - $1.55	$2.08	$2.35 - $2.50	$3.15

Add back: Wholesale Operations	—	—	$0.05	$0.00

Add back: Legal settlement charge	—	—	$0.05	—

Less: Impact of Real Estate Gain	—	—	($0.04)	—

Add back: Inventory charge	—	—	—	$0.06

U.S. Operations - adjusted basis	$1.40 - $1.55	$2.08	$2.40 - $2.55	$3.21

Canada Operations	($0.75) - ($0.65)	$0.00	($0.98) - ($0.90)	($0.22)

Consolidated - adjusted basis	$0.65 - $0.90	$2.08	$1.42 - $1.65	$2.98

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call tomorrow December 6, 2013 at 8:00 a.m. to discuss our financial results for the third quarter and provide commentary on our outlook for fiscal 2013. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website after 12:00 noon Eastern Time and will remain available through midnight Friday, December 20, 2013. A replay of this call will also be available beginning December 6 at 12:00 noon Eastern Time through December 20 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 2138376.

Big Lots is North America’s largest broadline closeout retailer. We currently operate 1,526 BIG LOTS stores in the 48 contiguous United States, 5 BIG LOTS stores in Canada, and 73 LIQUIDATION WORLD and LW stores in Canada. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	NOVEMBER 2	OCTOBER 27
	2013	2012
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$67,726	$66,257
Inventories	1,238,140	1,190,749
Deferred income taxes	48,816	45,598
Other current assets	111,232	102,907
Total current assets	1,465,914	1,405,511

Property and equipment - net	591,314	601,943

Deferred income taxes	7,341	3,845
Goodwill	12,944	13,513
Other assets	57,233	40,090
	$2,134,746	$2,064,902

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$583,235	$574,183
Property, payroll and other taxes	81,633	81,275
Accrued operating expenses	64,593	68,628
Insurance reserves	36,660	36,784
KB bankruptcy lease obligation	3,069	3,069
Accrued salaries and wages	27,435	27,155
Income taxes payable	1,519	372
Total current liabilities	798,144	791,466

Long-term obligations under bank credit facility	324,000	463,100

Deferred rent	78,598	72,491
Insurance reserves	62,906	50,702
Unrecognized tax benefits	16,678	15,799
Other liabilities	41,125	38,553

Shareholders' equity	813,295	632,791
	$2,134,746	$2,064,902

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	NOVEMBER 2, 2013		OCTOBER 27, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,152,444	100.0	$1,134,205	100.0
Gross margin	443,459	38.5	432,590	38.1
Selling and administrative expenses	425,985	37.0	412,692	36.4
Depreciation expense	29,459	2.6	26,590	2.3
Operating loss	(11,985)	(1.0)	(6,692)	(0.6)
Interest expense	(1,039)	(0.1)	(1,491)	(0.1)
Other income (expense)	(147)	(0.0)	46	0.0
Loss from continuing operations before income taxes	(13,171)	(1.1)	(8,137)	(0.7)
Income tax benefit	(3,655)	(0.3)	(2,149)	(0.2)
Loss from continuing operations	(9,516)	(0.8)	(5,988)	(0.5)
Income (loss) from discontinued operations, net of tax expense of $0 and $0, respectively	(1)	(0.0)	1	0.0
Net loss	($9,517)	(0.8)	($5,987)	(0.5)

Earnings (loss) per common share - basic (a)
Continuing operations	($0.17)		($0.10)
Discontinued operations	0.00		0.00
Net loss	($0.17)		($0.10)

Earnings (loss) per common share - diluted (a)
Continuing operations	($0.17)		($0.10)
Discontinued operations	0.00		0.00
Net loss	($0.17)		($0.10)

Weighted average common shares outstanding
Basic	57,461		57,756
Dilutive effect of share-based awards	—		—
Diluted	57,461		57,756

(a)
The earnings (loss) per share for Continuing Operations, Discontinued Operations and Net Loss are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings (loss) per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings (loss) per share of Net Loss.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	NOVEMBER 2, 2013		OCTOBER 27, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,689,354	100.0	$3,646,723	100.0
Gross margin	1,439,543	39.0	1,422,873	39.0
Selling and administrative expenses	1,276,947	34.6	1,243,230	34.1
Depreciation expense	85,078	2.3	78,149	2.1
Operating profit	77,518	2.1	101,494	2.8
Interest expense	(2,498)	(0.1)	(2,722)	(0.1)
Other income (expense)	(411)	(0.0)	45	0.0
Income from continuing operations before income taxes	74,609	2.0	98,817	2.7
Income tax expense	33,667	0.9	41,935	1.1
Income from continuing operations	40,942	1.1	56,882	1.6
Income (Loss) from discontinued operations, net of tax expense (benefit) of $0 and ($32), respectively	0	0.0	(48)	(0.0)
Net income	$40,942	1.1	$56,834	1.6

Earnings per common share - basic (a)
Continuing operations	$0.71		$0.94
Discontinued operations	0.00		0.00
Net income	$0.71		$0.94

Earnings per common share - diluted (a)
Continuing operations	$0.71		$0.93
Discontinued operations	0.00		0.00
Net income	$0.71		$0.92

Weighted average common shares outstanding
Basic	57,383		60,780
Dilutive effect of share-based awards	550		698
Diluted	57,933		61,478

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	NOVEMBER 2, 2013	OCTOBER 27, 2012	NOVEMBER 2, 2013	OCTOBER 27, 2013
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,114,142	$1,095,180	$38,802	$39,025
Gross margin	429,260	417,759	14,199	14,831
Selling and administrative expenses	407,357	394,136	18,628	18,556
Depreciation expense	29,051	26,006	408	584
Operating loss	(7,148)	(2,383)	(4,837)	(4,309)
Interest expense	(1,034)	(1,490)	(5)	(1)
Other income (expense)	0	2	(147)	44
Loss from continuing operations before income taxes	(8,182)	(3,871)	(4,989)	(4,266)
Income tax benefit	(3,655)	(2,149)	0	0
Loss from continuing operations	(4,527)	(1,722)	(4,989)	(4,266)
Diluted earnings (loss) per common share from continuing operations (a)	($0.08)	($0.03)	($0.09)	($0.07)

	39 WEEKS ENDED
	NOVEMBER 2, 2013	OCTOBER 27, 2012	NOVEMBER 2, 2013	OCTOBER 27, 2013
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$3,576,563	$3,540,438	$112,791	$106,285
Gross margin	1,397,637	1,384,125	41,906	38,748
Selling and administrative expenses	1,223,750	1,192,988	53,197	50,242
Depreciation expense	83,501	75,898	1,577	2,251
Operating profit (loss)	90,386	115,239	(12,868)	(13,745)
Interest expense	(2,489)	(2,721)	(9)	(1)
Other income (expense)	(12)	2	(399)	43
Income (loss) from continuing operations before income taxes	87,885	112,520	(13,276)	(13,703)
Income tax expense	33,667	41,935	0	0
Income (loss) from continuing operations	54,218	70,585	(13,276)	(13,703)
Diluted earnings (loss) per common share from continuing operations (a)	$0.94	$1.15	($0.23)	($0.22)

(a)
The diluted earnings (loss) per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings (loss) per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings (loss) per share from continuing operations. Diluted earnings (loss) per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	NOVEMBER 2, 2013	OCTOBER 27, 2012
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($153,116)	($124,654)

Net cash used in investing activities	(26,507)	(39,341)

Net cash provided by financing activities	183,545	168,913

Impact of foreign currency on cash	(6)	(340)

Increase in cash and cash equivalents	3,916	4,578
Cash and cash equivalents:
Beginning of period	63,810	61,679
End of period	$67,726	$66,257

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	NOVEMBER 2, 2013	OCTOBER 27, 2012
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($71,098)	($35,905)

Net cash used in investing activities	(76,608)	(99,614)

Net cash provided by financing activities	155,183	133,718

Impact of foreign currency on cash	(332)	(489)

Increase (decrease) in cash and cash equivalents	$7,145	($2,290)
Cash and cash equivalents:
Beginning of period	60,581	68,547
End of period	$67,726	$66,257

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile net sales, gross margin, selling and administrative expenses, depreciation expense, operating (loss) profit, income tax (benefit) expense, (loss) income from continuing operations, net (loss) income, diluted earnings (loss) per share from continuing operations, diluted earnings (loss) per share, and effective income tax rate for each of the third quarter of 2013, the third quarter of 2012, the year-to-date 2013, and the year-to-date 2012 (GAAP financial measures) to adjusted net sales, adjusted gross margin, adjusted selling and administrative expenses, adjusted depreciation expense, adjusted operating (loss) profit, adjusted income tax (benefit) expense, adjusted (loss) income from continuing operations, adjusted net (loss) income, adjusted diluted earnings (loss) per share from continuing operations, adjusted diluted earnings (loss) per share, and adjusted effective income tax rate (non-GAAP financial measures).

Third quarter of 2013 - Thirteen weeks ended November 2, 2013

Consolidated Results	As reported		Gain on sale of real estate	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$1,152,444	100.0%	$—	$(9,224)	$1,143,220	100.0%
Gross margin	443,459	38.5	—	2,167	445,626	39.0
Selling and administrative expenses	425,985	37.0	3,579	(2,127)	427,437	37.4
Depreciation expense	29,459	2.6	—	—	29,459	2.6
Operating (loss) profit	(11,985)	(1.0)	(3,579)	4,294	(11,270)	(1.0)
Income tax (benefit) expense	(3,655)	(0.3)	(1,400)	1,707	(3,348)	(0.3)
(Loss) Income from continuing operations	(9,516)	(0.8)	(2,179)	2,587	(9,108)	(0.8)
Income (loss) from discontinued operations	(1)	(0.0)	—	—	(1)	(0.0)
Net (loss) income	$(9,517)	(0.8)%	$(2,179)	$2,587	$(9,109)	(0.8)%
Diluted earnings (loss) per share from
continuing operations	$(0.17)		$(0.04)	$0.05	$(0.16)
Diluted earnings (loss) per share	$(0.17)		$(0.04)	$0.05	$(0.16)
Effective income tax rate	27.8%		39.1%	39.8%	26.9%

U.S. Segment Results	As reported		Gain on sale of real estate	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$1,114,142	100.0%	$—	$(9,224)	$1,104,918	100.0%
Gross margin	429,260	38.5	—	2,167	431,427	39.0
Selling and administrative expenses	407,357	36.6	3,579	(2,127)	408,809	37.0
Depreciation expense	29,051	2.6	—	—	29,051	2.6
Operating (loss) profit	(7,148)	(0.6)	(3,579)	4,294	(6,433)	(0.6)
Income tax (benefit) expense	(3,655)	(0.3)	(1,400)	1,707	(3,348)	(0.3)
(Loss) Income from continuing operations	$(4,527)	(0.4)%	$(2,179)	$2,587	$(4,119)	(0.4)%
Diluted earnings (loss) per share from
continuing operations	$(0.08)		$(0.04)	$0.05	$(0.07)
Effective income tax rate	44.7%		39.1%	39.8%	44.8%

The above adjusted net sales, adjusted gross margin, adjusted selling and administrative expenses, adjusted depreciation expense, adjusted operating (loss) profit, adjusted income tax (benefit) expense, adjusted (loss) income from continuing operations, adjusted net (loss) income, adjusted diluted earnings (loss) per share from continuing operations, adjusted diluted earnings (loss) per share, and adjusted effective income tax rate are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax); and (2) the impact of the exclusion of the results of our wholesale business related to the announced wind down of its operations.

Third quarter of 2012 - Thirteen weeks ended October 27, 2012

Consolidated Results	As reported		Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$1,134,205	100.0%	$(9,298)	$1,124,907	100.0%
Gross margin	432,590	38.1	(1,655)	430,935	38.3
Selling and administrative expenses	412,692	36.4	(1,337)	411,355	36.6
Depreciation expense	26,590	2.3	—	26,590	2.4
Operating (loss) profit	(6,692)	(0.6)	(318)	(7,010)	(0.6)
Income tax (benefit) expense	(2,149)	(0.2)	(126)	(2,275)	(0.2)
(Loss) Income from continuing operations	(5,988)	(0.5)	(192)	(6,180)	(0.5)
Income (loss) from discontinued operations	1	0.0	—	1	0.0
Net (loss) income	$(5,987)	(0.5)%	$(192)	$(6,179)	(0.5)%
Diluted earnings (loss) per share from
continuing operations	$(0.10)		$(0.00)	$(0.11)
Diluted earnings (loss) per share	$(0.10)		$(0.00)	$(0.11)
Effective income tax rate	26.4%		39.6%	26.9%

U.S. Segment Results	As reported		Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$1,095,180	100.0%	$(9,298)	$1,085,882	100.0%
Gross margin	417,759	38.1	(1,655)	416,104	38.3
Selling and administrative expenses	394,136	36.0	(1,337)	392,799	36.2
Depreciation expense	26,006	2.4	—	26,006	2.4
Operating (loss) profit	(2,383)	(0.2)	(318)	(2,701)	(0.2)
Income tax (benefit) expense	(2,149)	(0.2)	(126)	(2,275)	(0.2)
(Loss) Income from continuing operations	$(1,722)	(0.2)%	$(192)	$(1,914)	(0.2)%
Diluted earnings (loss) per share from
continuing operations	$(0.03)		$(0.00)	$(0.03)
Effective income tax rate	55.5%		39.6%	54.3%

The above adjusted net sales, adjusted gross margin, adjusted selling and administrative expenses, adjusted depreciation expense, adjusted operating (loss) profit, adjusted income tax (benefit) expense, adjusted (loss) income from continuing operations, adjusted net (loss) income, adjusted diluted earnings (loss) per share from continuing operations, adjusted diluted earnings (loss) per share, and adjusted effective income tax rate are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the impact of the exclusion of the results of our wholesale business related to the announced wind down of its operations.

Year-to-date 2013 - Thirty-nine weeks ended November 2, 2013

Consolidated Results	As reported		Adjustment to loss contingency accrual	Gain on sale of real estate	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$3,689,354	100.0%	$—	$—	$(23,720)	$3,665,634	100.0%
Gross margin	1,439,543	39.0	—	—	99	1,439,642	39.3
Selling and administrative expenses	1,276,947	34.6	(4,375)	3,579	(4,595)	1,271,556	34.7
Depreciation expense	85,078	2.3	—	—	—	85,078	2.3
Operating (loss) profit	77,518	2.1	4,375	(3,579)	4,694	83,008	2.3
Income tax (benefit) expense	33,667	0.9	1,615	(1,400)	1,866	35,748	1.0
(Loss) Income from continuing operations	40,942	1.1	2,760	(2,179)	2,828	44,351	1.2
Income (loss) from discontinued operations	—	—	—	—	—	—	—
Net (loss) income	$40,942	1.1%	$2,760	$(2,179)	$2,828	$44,351	1.2%
Diluted earnings (loss) per share from
continuing operations	$0.71		$0.05	$(0.04)	$0.05	$0.77
Diluted earnings (loss) per share	$0.71		$0.05	$(0.04)	$0.05	$0.77
Effective income tax rate	45.1%		36.9%	39.1%	39.8%	44.6%

U.S. Segment Results	As reported		Adjustment to loss contingency accrual	Gain on sale of real estate	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$3,576,563	100.0%	$—	$—	$(23,720)	$3,552,843	100.0%
Gross margin	1,397,637	39.1	—	—	99	1,397,736	39.3
Selling and administrative expenses	1,223,750	34.2	(4,375)	3,579	(4,595)	1,218,359	34.3
Depreciation expense	83,501	2.3	—	—	—	83,501	2.4
Operating (loss) profit	90,386	2.5	4,375	(3,579)	4,694	95,876	2.7
Income tax (benefit) expense	33,667	0.9	1,615	(1,400)	1,866	35,748	1.0
(Loss) Income from continuing operations	$54,218	1.5%	$2,760	$(2,179)	$2,828	$57,627	1.6%
Diluted earnings (loss) per share from
continuing operations	$0.94		$0.05	$(0.04)	$0.05	$0.99
Effective income tax rate	38.3%		36.9%	39.1%	39.8%	38.3%

The above adjusted net sales, adjusted gross margin, adjusted selling and administrative expenses, adjusted depreciation expense, adjusted operating (loss) profit, adjusted income tax (benefit) expense, adjusted (loss) income from continuing operations, adjusted net (loss) income, adjusted diluted earnings (loss) per share from continuing operations, adjusted diluted earnings (loss) per share, and adjusted effective income tax rate are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge related to the settlement of a legal matter of $4,375 ($2,760, net of tax); (2) a pretax adjustment for the gain on the sale of real estate of $3,579 ($2,179, net of tax); and (3) the impact of the exclusion of the results of our wholesale business related to the announced wind down of its operations.

Year-to-date 2012 - Thirty-nine weeks ended October 27, 2012

Consolidated Results	As reported		Adjustment to exclude change in inventory accounting principle	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$3,646,723	100.0%	$—	$(24,141)	$3,622,582	100.0%
Gross margin	1,422,873	39.0	5,574	(3,861)	1,424,586	39.3
Selling and administrative expenses	1,243,230	34.1	—	(3,744)	1,239,486	34.2
Depreciation expense	78,149	2.1	—	—	78,149	2.2
Operating (loss) profit	101,494	2.8	5,574	(117)	106,951	3.0
Income tax (benefit) expense	41,935	1.1	2,186	(47)	44,074	1.2
(Loss) Income from continuing operations	56,882	1.6	3,388	(70)	60,200	1.7
Income (loss) from discontinued operations	(48)	(0.0)	—	—	(48)	(0.0)
Net (loss) income	$56,834	1.6%	$3,388	$(70)	$60,152	1.7%
Diluted earnings per share from
continuing operations	$0.93		$0.06	$(0.00)	$0.98
Diluted earnings per share	$0.92		$0.06	$(0.00)	$0.98
Effective income tax rate	42.4%		39.2%	40.2%	42.3%

U.S. Segment Results	As reported		Adjustment to exclude change in inventory accounting principle	Wind down of Wholesale operations	As Adjusted (non-GAAP)
Net sales	$3,540,438	100.0%	$—	$(24,141)	$3,516,297	100.0%
Gross margin	1,384,125	39.1	5,574	(3,861)	1,385,838	39.4
Selling and administrative expenses	1,192,988	33.7	—	(3,744)	1,189,244	33.8
Depreciation expense	75,898	2.1	—	—	75,898	2.2
Operating (loss) profit	115,239	3.3	5,574	(117)	120,696	3.4
Income tax (benefit) expense	41,935	1.2	2,186	(47)	44,074	1.3
(Loss) Income from continuing operations	$70,585	2.0%	$3,388	$(70)	$73,903	2.1%
Diluted earnings per share from
continuing operations	$1.15		$0.06	$(0.00)	$1.20
Effective income tax rate	37.3%		39.2%	40.2%	37.4%

The above adjusted net sales, adjusted gross margin, adjusted selling and administrative expenses, adjusted depreciation expense, adjusted operating (loss) profit, adjusted income tax (benefit) expense, adjusted (loss) income from continuing operations, adjusted net (loss) income, adjusted diluted earnings (loss) per share from continuing operations, adjusted diluted earnings (loss) per share, and adjusted effective income tax rate are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax); and (2) the impact of the exclusion of the results of our wholesale business related to the announced wind down of its operations.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.